[Letterhead of Continental Airlines, Inc.]






                              August 15, 1996



Continental Airlines, Inc.
2929 Allen Parkway, Suite 2010
Houston, Texas  77019

Ladies and Gentlemen:

          I am Managing Attorney and Assistant Secretary of Continental Airlines, Inc., a Delaware corporation (the "Company"). You have requested my opinion in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) the sale of up to 2,500,000 shares (the "Company Shares") of the Company's Class B common stock, par value $.01 per share (the "Class B common stock"), by the Company, (ii) the sale of up to 5,504,400 shares of the Company's Class A common stock, par value $.01 per share (the "Class A common stock"), and the sale of up to 12,404,495 shares of the Company's Class B common stock (including shares of Class B common stock issuable upon the exercise of options granted therefor by the Company) (collectively, the "Secondary Shares") by Air Partners, L.P., a Texas limited partnership ("Air Partners"), and its partners and affiliates, Air Canada, a Canadian corporation, and certain directors and officers of the Company, (iii) the sale of up to 3,039,468 shares of Class A common stock issuable upon exercise of the Class A Warrants (as defined below) and the sale of up to 6,765,264 shares of Class B common stock issuable upon exercise of the Class B Warrants (as defined below) (collectively, the "Warrant Shares") by Air Partners and its partners, and (iv) the sale of up to 3,039,468 warrants to purchase Class A common stock (the "Class A Warrants") and the sale of up to 6,765,264 warrants to purchase Class B common stock (the "Class B Warrants" and together with the Class A Warrants, the "Warrants") by Air Partners and its partners. The Warrants were issued pursuant to a Warrant Agreement dated April 27, 1993 between the Company and Continental Airlines, Inc., as warrant agent. The Company Shares, the Secondary Shares, the Warrant Shares and the Warrants are being registered under the Act pursuant to a registration statement of the Company on Form S-3 (the "Registration Statement") (File No. 333-09739) filed with the Securities and Exchange Commission.

          I have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such instruments and other documents, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below.

          Based on the foregoing, it is my opinion that:

          (1) The execution and delivery of the Warrants have been duly authorized by all necessary corporate action of the Company, and the Warrants have been duly executed and delivered by the Company.

          (2) The Company Shares have been duly authorized by all necessary corporate action of the Company and reserved for issuance and, upon issuance of the Company Shares against payment therefor by the purchasers thereof pursuant to a sale in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

          (3) The Secondary Shares have been duly authorized by all necessary corporate action of the Company and the outstanding Secondary Shares are and, upon issuance of the Secondary Shares reserved for issuance upon exercise of options against payment therefor by the optionees in the manner contemplated in the respective option agreements such Secondary Shares will be, validly issued, fully paid and nonassessable.

          (4) The Warrant Shares have been duly authorized by all necessary corporate action of the Company and reserved for issuance upon exercise of the Warrants and, upon issuance thereof on exercise of the Warrants in accordance with the terms of the Warrant Agreement at exercise prices at or in excess of the par value of such shares, will be validly issued, fully paid and nonassessable.

          I express no opinion other than as to the General
Corporation Law of the State of Delaware.

          The opinions expressed herein are rendered solely for the benefit of the Company in connection with the filing of the Registration Statement. This opinion may not be used or relied upon by any other person, nor may this letter or any copy hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without my prior written consent.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" therein. In so doing, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

                              Very truly yours,

                              -----------------------------
                              /s/ Scott R. Peterson